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EXHIBIT 23.1
DESCRIPTION: CONSENT OF INDEPENDENT ACCOUNTANTS


                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Form 8-K for BindView Development Corporation of our report dated December 16, 1998 relating to the financial statements of Curasoft, Inc., which appears on page 7 of this Form 8-K. We hereby consent to the incorporation by reference of said report in the Registration Statements of BindView Development Corporation on Forms S-8 (File No. 333-59825, effective July 24, 1998, File No. 333-66331, effective October 29, 1998, and Amendment No. 1 thereto dated February 22, 1999).

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Houston, Texas
February 22, 1999








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